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                                                                            3.3

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                            (After Issuance of Stock)

                          VACATION EMPORIUM CORPORATION

      We the undersigned, Ian Rice, President and David McCallen, Secretary of Vacation Emporium Corporation do hereby certify:

      That the Board of Directors of said corporation by Special Meeting of the Board of Directors held on September 21, 1999, adopted a resolution to amend the original article as follows:

      Article FIRST is hereby amended to read as follows:

            FIRST: The name of the corporation is WALL STREET STRATEGIES CORPORATION (hereinafter called the "Corporation").

      The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Certificate of Incorporation is 15,358,205 shares of Common Stock, par value $.001 per share; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/  Ian Rice
                                   --------------------------
                                   Ian Rice, President


                                   /s/  David McCallen
                                   --------------------------
                                   David McCallen,  Secretary

STATE OF                     )
                             )      ss.
COUNTY OF                    )

        On September 22, 1999, personally appeared before me, a Notary Public, Ian Rice who acknowledged that he executed the above instrument.


                                   /s/  Steven A. Saide
                                   ---------------------------
                                  Signature of Notary

                   (Notary Stamp or Seal)

STATE OF                     )
                             )      ss.
COUNTY OF                    )

        On September 22, 1999, personally appeared before me, a Notary Public, David McCallen, who acknowledged that he executed the above instrument.


                                  /s/  Steven A. Saide
                                  ----------------------------------------
                                 Signature of Notary

               (Notary Stamp or Seal)